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                                                                   Exhibit 10i

                              AMERITECH CORPORATION

                           1997 STOCK OPTION AGREEMENT
                          AND AGREEMENT NOT TO COMPETE


Date of Agreement:    June 18, 1997


         1. In accordance with, and subject to, the provisions of the Ameritech Long Term Stock Incentive Plan ("the Plan"), Ameritech Corporation, a Delaware corporation (the "Company"), hereby grants to _______________ (the "Participant") a Non-Qualified Stock Option to purchase _______ shares of Common Stock of the Company.

         2. The option price of each share of Common Stock subject to this Agreement shall be $70.56 (the "Option Price").

         3. The Non-Qualified Stock Option granted by this Agreement shall become exercisable as follows:

     (i)      on and after June 18, 2002 as to ______ shares;
     (ii)     on and after June 18, 2003 as to ______ shares; and
     (iii)    on and after June 18, 2004 as to ______ shares.

Such Non-Qualified Stock Option shall become exercisable as to all of such shares if a Change in Control (as defined in the Plan) occurs. Notwithstanding the foregoing, the Committee (as defined in the Plan) shall have the right, but no obligation, from time to time to cause such Non-Qualified Stock Option to become exercisable as to all such shares if the Participant's employment is terminated by reason of retirement at age 65 (or retirement prior to age 65 with the Company's approval) under a Company or subsidiary retirement plan ("Retirement"). Such Non-Qualified Stock Option shall expire ten years and one day after the date of this Agreement, or, subject to the provisions of the following sentence, if earlier, on the date that is 30 days after the date the Participant's employment by the Company and its subsidiaries is terminated for any reason other than cause or on the date the Participant's employment by the Company and its subsidiaries is terminated for cause. The portion of such Non-Qualified Stock Option which is exercisable as of the date on which the Participant's employment is terminated by reason of the Participant's death, disability, or retirement at age 65 (or retirement prior to age 65 with the Company's approval) under a Company or subsidiary retirement plan shall terminate on the earlier of ten years and one day from the date of this Agreement or one year after the date of termination by death or disability or five years after the Participant's retirement date if the Participant is not in the Corporate Resource grade 5 (CR5) or higher at such retirement date.
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The Non-Qualified Stock Option may be exercised, in whole or in part, by filing a written notice (in the form attached hereto) with the Secretary of the Company at its corporate headquarters prior to the date the Non-Qualified Stock Option expires. Such notice shall specify the number of shares of Common Stock with respect to which the option to purchase is being exercised. Unless shares are retained for the purpose of tax withholding pursuant to paragraph 1-10 of the Plan, the Participant will, upon request of the Company, submit a check for an amount equal to the amount required to be withheld by the Company on account of federal, state, and local taxes. Payment of the Option Price shall be by cash, by certified or cashier's check payable to the Company, by delivery of shares of Common Stock having an aggregate fair market value which is equal to the amount of cash which would be required (unless otherwise provided by rules established by the Committee from time to time) or by compliance with the "cashless exercise" procedures established by the Committee.

         4. The Non-Qualified Stock Option granted by this Agreement is not transferable, except by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant and after the death of the Participant by the person or persons designated by the Participant to be his or her beneficiary in accordance with the provisions of the Plan.

         5. In consideration of the Non-Qualified Stock Option granted by this Agreement, the Participant agrees that, in the event the Participant's employment is terminated voluntarily or involuntarily prior to the occurrence of a Change in Control (as defined in the Plan), the Participant will not compete with the Company for a period of two years from the date of termination of the Participant's employment. This Agreement not to compete means that the Participant will not, directly or indirectly, own, manage, control, participate in, invest in, permit Participant's name to be used by, act as consultant or advisor to, render services for, either alone or in association with any other person, firm, corporation or other entity, or otherwise assist in any manner, any person or entity that engages in or owns any business that is competitive with the Company's businesses and the businesses of its subsidiaries or affiliates. The participant understands and agrees that the Company's businesses, with which the Participant will not compete as provided in this Agreement, include all forms of local exchange, wireless, cellular, cable television, interexchange and international communications, together with associated or related activities such as classified directory publishing, information services creation or provision, data service, voice messaging, security monitoring, and telecommunications equipment or customer premise equipment sales procurement. The Participant acknowledges that, as a member of the Company's Management Committee, the Participant works or has contact with all of the foregoing businesses on a regular basis during Participant's employment with the Company. Nothing herein shall prohibit the Participant from becoming a passive owner of not more than 2% of the outstanding stock of any class of publicly traded securities of a corporation engaged in the businesses described above, so long as the Participant has no active participation in the business of such corporation. If a court of competent jurisdiction or other adjudicating body finds that the

                                     - 2 -
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duration, scope, area, or other restrictions of this paragraph are unreasonable and unenforceable, and such determination becomes final, the parties agree that the maximum duration, scope, area and/or other restrictions reasonable under the circumstances shall be substituted for the stated duration, scope, area or other restrictions, and the parties hereby empower such court or other body to modify this paragraph to the extent necessary to comply with existing law and to enforce this paragraph as so modified. The Participant also agrees that, so long as a Change in Control (as defined in the Plan) has not occurred, for a period of two years immediately following termination of the Participant's employment with the Company, the Participant will not directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce recruit, encourage or take away employees of the Company, either for the Participant's own account or for any other person or entity. All duties and obligations set forth herein shall be in addition to and coexistent with the obligations arising under any agreement executed by the Participant during or prior to the Participant's employment with the Company or any of its subsidiaries or affiliates.

         6. Nothing herein contained shall confer on the Participant any right with respect to continuation of employment by the Company or its subsidiaries, or interfere with the right of the Company or its subsidiaries to terminate at any time the employment of the Participant or, except as to shares of Common Stock actually delivered, confer any rights as a stockholder upon the holder thereof.


                                                  AMERITECH CORPORATION






                                                  By: /s/ Bruce B. Howat
-------------------------                            -----------------------
     Participant                                  Its Corporate Secretary
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                                                   Supplement to Exhibit 10i


A 1997 Stock Option Agreement and Agreement Not to Compete in the preceding form was executed by each of the following persons, in consideration of an option to purchase the number of shares of Common Stock of Ameritech Corporation set forth opposite his name below (each option exercisable as to one-third of the shares covered by it on the dates specified in the preceding form):



Barry K. Allen                      100,000 shares

W. Patrick Campbell                  65,000 shares

Oren G. Shaffer                     130,000 shares

Thomas Richards                     100,000 shares